UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2005

PPG Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-434-3131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

PPG Industries, Inc. ("PPG") is filing the following documents with this Current Report on Form 8-K:

1. Form of TSR Share Award Agreement
2. Form of Restricted Stock Unit Award Agreement
3. Form of Non-Qualified Option Agreement
4. Form of Non-Qualified Option Agreement for Directors
5. Summary of Non-Employee Director Compensation and Benefits

Grants of TSR Share Awards and Restricted Stock Unit Awards are made under the PPG Industries, Inc. Executive Officers' Long Term Incentive Plan and the PPG Industries, Inc. Long Term Incentive Plan pursuant to the terms of the Form of TSR Share Award Agreement and the Form of Restricted Stock Unit Award Agreement, respectively. Grants of non-qualified stock options are made to PPG employees and directors under the PPG Industries, Inc. Stock Plan pursuant to the terms of the Form of Non-Qualified Option Agreement and the Form of Non-Qualified Option Agreement for Directors, respectively.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in PPG's Proxy Statement dated March 5, 2004, Allen J. Krowe will be retiring from PPG's Board of Directors effective April 21, 2005, in accordance with the retirement policy previously approved by PPG's Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Form of TSR Share Award Agreement
10.2 Form of Restricted Stock Unit Award Agreement
10.3 Form of Non-Qualified Option Agreement
10.4 Form of Non-Qualified Option Agreement for Directors
10.5 Summary of Non-Employee Director Compensation and Benefits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG Industries, Inc.

February 15, 2005	By:	James C. Diggs

Name: James C. Diggs
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of TSR Share Award Agreement
10.2	Form of Restricted Stock Unit Award Agreement
10.3	Form of Non-Qualified Option Agreement
10.4	Form of Non-Qualified Option Agreement for Directors
10.5	Summary of Non-Employee Director Compensation and Benefits